Exhibit 99.1

Investor Contact: Robert Rist

(617) 342-6374

CABOT CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR 2026 RESULTS

Fourth Quarter 2026 Diluted earnings per share (“EPS”) of $1.25 and Adjusted EPS of $1.61

Fiscal Year 2026 Diluted EPS of $4.02 and Adjusted EPS of $6.42

BOSTON (November 2, 2026)-- Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and fiscal year 2026.

Fiscal Year Highlights


Fiscal year Diluted EPS of $4.02 and Adjusted EPS of $6.42

Performance Chemicals segment EBIT of $235 million and Reinforcement Materials segment EBIT of $379 million

Fiscal year 2026 Cash Flows from Operations of $421 million enabled capital investments of $207 million and the payment of $97 million in dividends and $146 million in share repurchases during the fiscal year


Battery Materials achieved $43 million of EBITDA for the fiscal year, reflecting strong performance and continued growth in the product line

Fourth Quarter Highlights


Fourth Quarter Diluted EPS of $1.25 and Adjusted EPS of $1.61

Performance Chemicals segment EBIT of $60 million and Reinforcement Materials segment EBIT of $87 million


Signed agreement with the U.S. Department of Energy for a $50 million grant to support expansion of domestic production of advanced conductive additives for batteries at Cabot's facilities in Louisiana and Texas

Exhibit 99.1

(In millions, except per share amounts)	Three Months Ended		Fiscal Year Ended
	9/30/26	9/30/25	9/30/26	9/30/25

Net sales and other operating revenues	$ 1,009	$ 899	$ 3,744	$ 3,713
Net income (loss) attributable to Cabot Corporation	$ 66	$ 43	$ 213	$ 331

Net earnings (loss) per share attributable to Cabot Corporation	$ 1.25	$ 0.79	$ 4.02	$ 6.02
Less: Certain items after tax per share	$ (0.36)	$ (0.91)	$ (2.40)	$ (1.23)
Adjusted EPS	$ 1.61	$ 1.70	$ 6.42	$ 7.25

Erica McLaughlin, Cabot President and Chief Executive Officer commented: “I am pleased by the strong execution of our teams during a fiscal year that was shaped by a difficult macroeconomic backdrop in many of our key end markets. We finished the year with a strong fourth quarter, delivering Adjusted EPS of $1.61, driven by robust performance in our Performance Chemicals segment. The segment delivered EBIT of $60 million in the quarter and $235 million for the fiscal year. Reinforcement Materials delivered segment EBIT of $87 million in the quarter and $379 million for the full year."

McLaughlin continued, "We also achieved an important milestone in our Battery Materials product line, delivering $43 million of EBITDA for fiscal 2026, a new high for the product line. Building on this momentum, we signed an agreement with the U.S. Department of Energy for a $50 million grant to support our expansion of domestic production of advanced conductive additives for batteries at our facilities in Louisiana and Texas. We expect these investments to strengthen our Battery Materials platform in North America and expand our capabilities to support growing demand for battery energy storage systems, electric vehicles, and other specialty battery applications. As I look ahead, I am excited about Cabot's prospects and our ability to build on our strong foundation in Battery Materials to drive long-term growth and shareholder value."

Fourth Quarter Financial Detail

For the fourth quarter of fiscal 2026, net income attributable to Cabot Corporation was $66 million ($1.25 per common share). Net income reflects an after-tax per share charge from certain items of $0.36, primarily related to charges for restructuring actions. Adjusted EPS for the fourth quarter of fiscal 2026 was $1.61 per share.

Segment Results

Reinforcement Materials – Fourth quarter fiscal 2026 EBIT in Reinforcement Materials decreased by $32 million compared to the fourth quarter of fiscal 2025. The decline in EBIT was primarily driven by lower gross profit per ton, which was partially offset by higher volumes.

Exhibit 99.1

Gross profit per ton declined primarily due to the outcomes of our calendar year 2026 customer agreements and less favorable regional product mix. Volumes increased by 5% in the fourth quarter of fiscal 2026 as compared to the fourth quarter of fiscal 2025 driven by higher volumes in Asia Pacific and the Americas, including higher volumes from our capacity addition in Indonesia and our acquisition in Mexico.

Global and regional volume changes for Reinforcement Materials for the fourth quarter of fiscal 2026 as compared to the same quarter of the prior year are set forth in the table below:

Fourth Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	5%
Asia Pacific	10%
Europe, Middle East, Africa	(7%)
Americas	3%

Performance Chemicals – Fourth quarter fiscal 2026 EBIT in Performance Chemicals increased by $18 million compared to the fourth quarter of fiscal 2025 primarily due to higher gross profit per ton and increased volumes. The higher gross profit per ton was driven by favorable product mix and lower costs. Volumes increased in our battery materials and specialty carbons product lines in the fourth quarter of fiscal 2026 as compared to the fourth quarter of fiscal 2025.

Cash Performance – The Company ended the fourth quarter of fiscal 2026 with cash and cash equivalents of $254 million. During the fourth quarter of fiscal 2026, cash flows from operating activities were a source of $143 million. Uses of cash during the quarter included funding $10 million of higher net working capital due to higher raw material costs, $55 million in capital expenditures, $25 million for the payment of dividends and $45 million in share repurchases. We ended the fourth quarter with $1.5 billion in available liquidity and a net debt to EBITDA ratio of 1.4 times as of September 30, 2026.

Taxes – During the fourth quarter of fiscal 2026, the Company recorded tax expense of $38 million, resulting in an effective tax rate of 34%. The provision for income taxes included non-GAAP adjustments of $3 million which is primarily related to an increase in the valuation allowance on deferred tax assets. Our operating tax rate for the full year fiscal 2026 was 29%.

Outlook

Erica McLaughlin said, “I am honored and excited to take on the role of CEO for Cabot. Having been part of Cabot for many years, I have a deep appreciation for the strength of our businesses, the quality of our people and the differentiated positions we have built across our portfolio. I am energized by the opportunity to lead the company and build on this strong foundation as we enter our next phase of growth.”

Commenting on the outlook, McLaughlin continued, “Looking ahead to fiscal 2027, we expect Adjusted EPS to be in the range of $6.15 to $6.75. We anticipate continuing to increase volumes within our key growth markets, such as battery materials and electronics, as well as with strategic customer accounts. We expect to maintain solid margins as we manage volatile energy

Exhibit 99.1

input costs and competitive pressures. We remain focused on completing our previously announced restructuring actions, implementing optimization activities and investing in yield technology to improve the competitiveness of our network.”

“While we continue to operate in a dynamic macroeconomic environment, I am confident in the strength of our businesses and our ability to execute. We anticipate continuing to generate strong operating cash flow and maintaining our balanced capital allocation framework that supports growth investments while continuing to return cash to shareholders. In addition, we remain focused on advancing our strategic growth priorities and maintaining commercial and operational discipline to deliver long-term value for our shareholders,” McLaughlin concluded.

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, November 3, 2026. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2027, including our expectations for Adjusted EPS for fiscal 2027 , our expectations for the benefits from investments we expect to make to increase our battery materials production capacity in the U.S., our expectations for our profit margins, cash flows and capital allocation, and our expectations for future performance, growth and value creation for shareholders and our assumptions underlying those expectations are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the inherent uncertainty of management transitions and the ability of the Company to successfully execute its planned leadership transition; industry capacity utilization, shifts in the geographic area of tire production and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine and

Exhibit 99.1

conflict in the Middle East; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from capacity additions, new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of, site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; interest rates, tax rates, currency exchange controls, tariffs and fluctuations in foreign currency rates; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2025, which are filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principles (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Adjusted EBITDA to Income (loss) from operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow provided by (used in) operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating

Exhibit 99.1

performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

•
Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
•
Legal and environmental matters and reserves, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
•
Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
•
Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan
•
Indirect tax settlement charges, which include unfavorable charges related to the settlement of indirect taxes

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Adjusted EBITDA. Adjusted EBITDA reflects Income (loss) from operations before income taxes and equity in earnings of affiliated companies adjusted for certain items, interest expense, depreciation and amortization, equity in earnings of affiliated companies, and unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarters expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow provided by (used in) operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow provided by (used in) operating activities.

Exhibit 99.1

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grades of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Exhibit 99.1

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2026	2025	2026	2025

Net sales and other operating revenues...............................................................	$1,009	$899	$3,744	$3,713
Cost of sales....................................................................................................	805	679	2,935	2,773
Gross profit..................................................................................................	204	220	809	940
Selling and administrative expenses....................................................................	69	68	278	260
Research and technical expenses......................................................................	14	15	54	59
Income (loss) from operations....................................................................	121	137	477	621
Interest and dividend income..............................................................................	7	7	29	27
Interest expense...............................................................................................	(21)	(20)	(75)	(76)
Other income (expense).....................................................................................	3	(9)	(25)	(7)
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies	110	115	406	565
(Provision) benefit for income taxes.....................................................................	(38)	(63)	(165)	(196)
Equity in earnings of affiliated companies, net of tax ............................................	1	2	6	7
Net income (loss).......................................................................................	73	54	247	376
Net income (loss) attributable to noncontrolling interests, net of tax.......................	7	11	34	45
Net income (loss) attributable to Cabot Corporation..........................................................................................................................	$66	$43	$213	$331

Weighted-average common shares outstanding
Basic...........................................................................................................	51.5	53.1	51.9	53.7
Diluted.........................................................................................................	51.9	53.4	52.2	54.2

Earnings (loss) per common share:
Basic...........................................................................................................	$1.26	$0.79	$4.04	$6.07
Diluted.........................................................................................................	$1.25	$0.79	$4.02	$6.02

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2026	2025	2026	2025
Sales
Reinforcement Materials....................................................................................	$634	$563	$2,297	$2,341
Performance Chemicals.....................................................................................	340	308	1,319	1,250
Segment sales.............................................................................................	974	871	3,616	3,591
Unallocated and other (A)………..............................................................................	35	28	128	122
Net sales and other operating revenues..........................................................	$1,009	$899	$3,744	$3,713

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials....................................................................................	$87	$119	$379	$508
Performance Chemicals.....................................................................................	60	42	235	194

Unallocated and Other
Interest expense...............................................................................................	(21)	(20)	(75)	(76)
Certain items (C)...................................................................................................	(15)	(17)	(109)	(30)
Unallocated corporate costs...............................................................................	(13)	(13)	(54)	(52)
General unallocated income (expense) (D)...............................................................	13	6	36	28
Less: Equity in earnings of affiliated companies, net of tax....................................	1	2	6	7
Income (loss) from operations before income taxes and equity in
earnings of affiliated companies...............................................................	110	115	406	565
(Provision) benefit for income taxes (including tax certain items)............................	(38)	(63)	(165)	(196)
Equity in earnings of affiliated companies, net of tax.............................................	1	2	6	7
Net income (loss).....................................................................................	73	54	247	376
Net income (loss) attributable to noncontrolling interests, net of tax.......................	7	11	34	45
Net income (loss) attributable to Cabot Corporation..................................	$66	$43	$213	$331

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation..........................................................................................................................	$1.25	$0.79	$4.02	$6.02

Adjusted earnings (loss) per share (E)….......................................................................	$1.61	$1.70	$6.42	$7.25

Diluted weighted average common shares outstanding..........................................................................................................................	51.9	53.4	52.2	54.2

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.
(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions (unaudited)	2026	2025

Current assets:
Cash and cash equivalents....................................................................................................	$254	$258
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $5	801	671
Inventories:
Raw materials.................................................................................................................	161	134
Finished goods................................................................................................................	354	303
Other..............................................................................................................................	69	67
Total inventories..........................................................................................................	584	504
Prepaid expenses and other current assets.............................................................................	107	106
Total current assets...............................................................................................	1,746	1,539

Property, plant and equipment....................................................................................................	4,588	4,405
Accumulated Depreciation	(2,874)	(2,694)
Net property, plant and equipment.......................................................................................	1,714	1,711
Goodwill....................................................................................................................................	138	134
Equity affiliates..........................................................................................................................	20	16
Intangible assets, net ................................................................................................................	50	55
Deferred income taxes...............................................................................................................	165	180
Other assets….............................................................................................................................	195	180
Total assets..............................................................................................................................	$4,028	$3,815

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2026	2025

Current liabilities:
Short-term borrowings.................................................................................................	$65	$14
Accounts payable and accrued liabilities…................................................................................	716	648
Income taxes payable.................................................................................................	21	35
Current portion of long-term debt...................................................................................	7	260
Total current liabilities.............................................................................................	809	957

Long-term debt................................................................................................................	1,180	856
Deferred income taxes......................................................................................................	32	39
Other liabilities…..........................................................................................................................	236	258
Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value Issued: 51,445,245 and 52,962,353 shares Outstanding: 51,338,798 and 52,842,481 shares	51	53
Less cost of 106,447 and 119,872 shares of common treasury stock	(2)	(3)
Additional paid-in capital...................................................................................................	—	—
Retained earnings............................................................................................................	1,837	1,835
Accumulated other comprehensive income (loss)................................................................	(251)	(335)
Total Cabot Corporation stockholders' equity.................................................................	1,635	1,550
Noncontrolling interests...............................................................................................	136	155
Total stockholders' equity..................................................................................	1,771	1,705
Total liabilities and stockholders' equity..............................................................................	$4,028	$3,815

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2025					Fiscal 2026
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials.......................................................................	$611	$594	$573	$563	$2,341	$520	$544	$599	$634	$2,297
Performance Chemicals........................................................................	311	311	320	308	1,250	300	328	351	340	1,319
Segment sales................................................................................	922	905	893	871	3,591	820	872	950	974	3,616
Unallocated and other (A)…………………………………………………	33	31	30	28	122	29	32	32	35	128
Net sales and other operating revenues..................................................	$955	$936	$923	$899	$3,713	$849	$904	$982	$1,009	$3,744

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials.......................................................................	$130	$131	$128	$119	$508	$102	$93	$97	$87	$379
Performance Chemicals........................................................................	45	50	57	42	194	48	59	68	60	235
Unallocated and Other
Interest expense..................................................................................	(18)	(19)	(19)	(20)	(76)	(18)	(18)	(18)	(21)	(75)
Certain items (C)……………………………………………………………	(6)	(4)	(3)	(17)	(30)	(7)	(9)	(78)	(15)	(109)
Unallocated corporate costs..................................................................	(13)	(13)	(13)	(13)	(52)	(12)	(15)	(14)	(13)	(54)
General unallocated income (expense) (D)……………………………	7	9	6	6	28	6	12	5	13	36
Less: Equity in earnings of affiliated companies, net of tax.......................	1	3	1	2	7	1	2	2	1	6

Income (loss) from operations before income taxes and
equity in earnings of affiliated companies..........................................	144	151	155	115	565	118	120	58	110	406
(Provision) benefit for income taxes (including tax certain items)...............	(41)	(49)	(43)	(63)	(196)	(37)	(44)	(46)	(38)	(165)
Equity in earnings of affiliated companies, net of tax................................	1	3	1	2	7	1	2	2	1	6
Net income (loss)..........................................................................	104	105	113	54	376	82	78	14	73	247
Net income (loss) attributable to noncontrolling interests, net of tax..........	11	11	12	11	45	9	10	8	7	34
Net income (loss) attributable to Cabot Corporation.....................	$93	$94	$101	$43	$331	$73	$68	$6	$66	$213
Diluted earnings (loss) per share of common stock

attributable to Cabot Corporation..........................................................................................................................	$1.67	$1.69	$1.86	$0.79	$6.02	$1.37	$1.27	$0.12	$1.25	$4.02
Adjusted earnings (loss) per share (E)…............................................	$1.76	$1.90	$1.90	$1.70	$7.25	$1.53	$1.61	$1.67	$1.61	$6.42
Diluted weighted average common shares outstanding..........................................................................................................................	55.0	54.4	53.8	53.4	54.2	52.9	52.2	52.0	51.9	52.2

(A)	Unallocated and other reflects external shipping and handling fees, the impact of unearned revenue, and discounting charges for certain Notes receivable.
(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to assess segment performance and allocate resources. Segment EBIT includes Equity in earnings of affiliated companies, net of tax, Net income attributable to noncontrolling interests, net of tax, and discounting charges for certain Notes receivable.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue and unrealized holding gains (losses) for investments. This does not include items of income or expense from the items that are separately treated as Certain items.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2026	2025	2026	2025

Cash Flows from Operating Activities:
Net income (loss)....................................................................................................	$73	$54	$247	$376
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization................................................................................	51	40	191	154
Other non-cash charges (gains), net.......................................................................	24	35	98	73
Cash dividends received from equity affiliates............................................................	—	—	2	13
Changes in assets and liabilities:
Changes in net working capital (A)…………………………………………………...............	(10)	69	(68)	56
Changes in other assets and liabilities, net.............................................................	5	21	(49)	(7)

Cash provided by (used in) operating activities.................................................	143	219	421	665

Cash Flows from Investing Activities:
Additions to property, plant and equipment.................................................................	(55)	(64)	(207)	(274)
Acquisition of business, net of cash acquired ............................................................	—	—	(66)	—
Asset acquisition.....................................................................................................	—	—	—	(27)
Other investing activities, net....................................................................................	(6)	5	(4)	3

Cash provided by (used in) investing activities..................................................	(61)	(59)	(277)	(298)

Cash Flows from Financing Activities:
Change in debt, net..................................................................................................	(21)	(88)	111	(23)
Cash dividends paid to common stockholders............................................................	(25)	(25)	(97)	(96)
Other financing activities, net....................................................................................	(32)	(33)	(180)	(217)

Cash provided by (used in) financing activities.................................................	(78)	(146)	(166)	(336)
Effect of exchange rate changes on cash........................................................................	—	5	19	4
Increase (decrease) in cash, cash equivalents and restricted cash....................................	4	19	(3)	35
Cash, cash equivalents and restricted cash at beginning of period.....................................	251	239	258	223

Cash, cash equivalents and restricted cash at end of period (B)……………………………………….	$255	$258	$255	$258

(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.
(B)	Restricted cash was $1 million as of September 30, 2026. There was no restricted cash as of September 30, 2025.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2026	2025	2026	2025
Certain items before and after income taxes
Global restructuring activities	$(15)	$(5)	$(72)	$(11)
Employee benefit plan settlement and other charges	—	(3)	(30)	(3)
Legal and environmental matters and reserves	—	(1)	(5)	(7)
Acquisition and integration-related charges	—	(1)	(2)	(1)
Indirect tax settlement charges	—	(7)	—	(7)
Other certain items	—	—	—	(1)
Total certain items, pre-tax	(15)	(17)	(109)	(30)
Non-GAAP adjustments(A)	(3)	(32)	(17)	(38)

Total certain items after tax	$(18)	$(49)	$(126)	$(68)
Total certain items after tax per share	$(0.36)	$(0.91)	$(2.40)	$(1.23)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, Pre-Tax (unaudited)	2026	2025	2026	2025
Statement of Operations Line Item (C)
Cost of sales	$(13)	$(3)	$(72)	$(13)
Selling and administrative expenses	(2)	(3)	(7)	(4)
Research and technical expenses	—	(1)	—	(2)
Other income (expense)	—	(10)	(30)	(11)
Total certain items	$(15)	$(17)	$(109)	$(30)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended September 30	2026		2025

Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate
Effective Tax Rate	$(38)	34%	$(63)	55%
Less: Non-GAAP tax adjustments(B)	(3)		(30)
Operating tax rate (D) (E)	$(35)	28%	$(33)	25%

Twelve months ended September 30	2026		2025
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(165)	41%	$(196)	35%
Less: Non-GAAP tax adjustments(B)	(17)		(36)
Operating tax rate (D) (E)	$(148)	29%	$(160)	27%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2026 and FISCAL 2025
	Fiscal 2026 (F)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.37	$1.27	$0.12	$1.25	$4.02
Less: Certain items after tax per share	(0.16)	(0.34)	(1.55)	(0.36)	$(2.40)
Adjusted earnings (loss) per share	$1.53	$1.61	$1.67	$1.61	$6.42

	Fiscal 2025 (F)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67	$1.69	$1.86	$0.79	$6.02
Less: Certain items after tax per share	(0.09)	(0.21)	(0.04)	(0.91)	(1.23)
Adjusted earnings (loss) per share	$1.76	$1.90	$1.90	$1.70	$7.25

(A)

Non-GAAP adjustments includes Non-GAAP tax adjustments, which are described in (B) below, and in fiscal 2025 an adjustment to the historical earnings allocated to a noncontrolling interest partner, which is included in Net income (loss) attributable to noncontrolling interests, net of tax in the Consolidated Statement of Operations.

(B)

Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.

(C)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(D)

The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.

(E)	Our operating tax rate for fiscal 2027 is expected to be in the range of 28% to 30%.
(F)	Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2026 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.37	$1.27	$0.12	$1.25	$4.02
Less: Certain items after tax per share	(0.16)	(0.34)	(1.55)	(0.36)	(2.40)
Adjusted earnings (loss) per share	$1.53	$1.61	$1.67	$1.61	$6.42

	Fiscal 2025 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2025
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.67	$1.69	$1.86	$0.79	$6.02
Less: Certain items after tax per share	(0.09)	(0.21)	(0.04)	(0.91)	(1.23)
Adjusted earnings (loss) per share	$1.76	$1.90	$1.90	$1.70	$7.25

(A)	Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2026
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reconciliation of Adjusted EBITDA to Income (loss) from operations before income taxes and equity in earnings of affiliated companies
Income (loss) from operations before income taxes and equity in earnings of affiliated companies	$118	$120	$58	$110	$406
Interest expense	18	18	18	21	75
Certain items	7	9	78	15	109
General unallocated (income) expense	(6)	(12)	(5)	(13)	(36)
Less: Equity in earnings of affiliated companies	(1)	(2)	(2)	(1)	(6)
Depreciation and amortization	41	44	43	47	175
Adjusted EBITDA	$179	$181	$194	$181	$735

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Reinforcement Materials EBIT	$102	$93	$97	$87	$379
Reinforcement Materials Depreciation and amortization	19	21	20	24	84
Reinforcement Materials EBITDA	$121	$114	$117	$111	$463

Reinforcement Materials Sales		$520	$544	$599	$634	$2,297
Reinforcement Materials EBITDA Margin		23%	21%	20%	18%	20%

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Performance Chemicals EBIT		$48	$59	$68	$60	$235
Performance Chemicals Depreciation and amortization		22	23	23	23	91
Performance Chemicals EBITDA		$70	$82	$91	$83	$326
Performance Chemicals Sales		$300	$328	$351	$340	$1,319
Performance Chemicals EBITDA Margin		23%	25%	26%	24%	25%

Dollars in millions		Fiscal 2026
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash provided by (used in) operating activities		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2026
Cash provided by (used in) operating activities (B)		$126	$77	$75	$143	$421
Less: Additions to property, plant and equipment		69	45	38	55	207
Free cash flow		$57	$32	$37	$88	$214
Plus: Additions to property, plant and equipment		69	45	38	55	207
Less: Changes in net working capital (C)		5	(19)	(44)	(10)	(68)
Less: Sustaining and compliance capital expenditures		50	33	28	36	147
Discretionary free cash flow		$71	$63	$91	$117	$342

(B)	As provided in the Condensed Consolidated Statements of Cash Flows.
(C)	Defined as changes in Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.